EXHIBIT 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, RONALD G. LEE, the Chief Executive Officer/Chief Financial Officer, of LEE PHARMACEUTICALS (the “Company”), pursuant to 18 U.S.C. Section 1350, hereby certifies that, to the best of his knowledge:

(i)  the FORM 10-QSB of the Company for the quarter ended June 30, 2004 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	AUGUST 9, 2004

RONALD G. LEE
Ronald G. Lee